UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

ARIAD Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36172	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 494-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e) On June 25, 2014, the stockholders of ARIAD Pharmaceuticals, Inc. (the “Company”) approved, at the Company’s 2014 Annual Meeting of Stockholders, the adoption of the ARIAD Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (“LTIP”). A brief description of the LTIP is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2014, under the heading “Proposal 3: Approval of the Adoption of the ARIAD Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan,” and in definitive additional soliciting materials on Schedule 14A filed with the SEC on June 19, 2014, all of which are incorporated herein by reference. Such descriptions are qualified in their entirety by reference to the actual terms of the LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

(a) On June 25, 2014, the Company held its 2014 Annual Meeting of Stockholders. Of the 186,798,293 shares of common stock issued and outstanding and eligible to vote as of the record date of April 28, 2014, a quorum of 151,528,166 shares, or approximately 81% of the eligible shares, was present in person or represented by proxy.

(b) The following actions were taken at such meeting:

Proposal 1. The following nominees were reelected to serve on the Company’s Board of Directors as Class 2 Directors until the Company’s 2017 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jay R. LaMarche	74,544,544	9,343,310	929,302	66,711,010
Norbert G. Riedel, Ph.D.	75,925,983	7,981,986	909,187	66,711,010
Robert M. Whelan, Jr.	75,700,581	8,148,044	968,531	66,711,010

Proposal 2. The Section 382 Rights Agreement designed to preserve the substantial amount of the Company’s net operating loss carry forwards and other tax benefits was approved, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,766,358	37,681,728	369,070	66,711,010

Proposal 3. The Company’s LTIP was approved, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
43,211,116	40,295,141	1,310,899	66,711,010

Proposal 4. The amendments to the Company’s Amended and Restated 1997 Employee Stock Purchase Plan, as amended, to increase the number of shares available for issuance thereunder and extend the term was approved, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
77,042,374	6,907,346	867,436	66,711,010

Proposal 5. The compensation of the Company’s named executive officers was approved, on an advisory basis, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,898,189	37,501,017	1,417,950	66,711,010

Proposal 6. The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2014 was ratified, based on the following results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
146,539,075	3,635,979	1,353,112	—

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1+	ARIAD Pharmaceuticals, Inc. 2014 Long-Term Incentive Plan (incorporated by reference to Appendix B of the Definitive Proxy Statement of ARIAD Pharmaceuticals, Inc. filed on May 9, 2014)

(+)	Management contract or compensatory plan arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Executive Vice President and Chief Financial Officer

Date: June 25, 2014